BY-LAWS

OF

MAMAMANCINI’S INC.

ARTICLE 1 - OFFICES

The registered office of the corporation shall be at 160 Greentree Drive, Ste. 101, Dover, Delaware, 19904, or at such other location in the State of Delaware as the Board of Directors may determine from time to time. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2 - SEAL

The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”

ARTICLE 3 - SHAREHOLDERS’ MEETINGS

3.1 Meetings of the shareholders may be held at the registered office of the corporation or at such other place or places, either within or outside the State of Delaware, as may from time to time be selected by the Board of Directors. Meetings of the shareholders may also be held by means of the internet or other electronic communication technology, as may be from time to time fixed or determined by the Board of Directors, and need not be held at a particular geographic location so long as the meeting is held in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.

3.2 The annual meeting of the shareholders shall be held in April of each year at a date and time to be established by the Board of Directors. At the annual meeting, the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting at any time thereafter.

3.3 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter. Unless otherwise prohibited by statute, the acts carried out at a duly organized meeting of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast (a quorum) shall be recognized as the acts of the shareholders in whole. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as

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may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors (a quorum) until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present and entitled to vote thereat may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but (i) in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors and (ii) in the case of any other meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, those shareholders entitled to vote who attend such adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting at any such meeting, if the original notice for such meeting or the notice for such adjourned meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting at any such meeting.

3.4 Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by the shareholder, or by his or her duly authorized attorney in fact, and filed with the Secretary of the corporation. Notwithstanding any other agreement or any provision in the proxy to the contrary, a proxy shall be revocable at will, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. A shareholder shall not sell his or her vote or execute a proxy to any person for any sum of money or anything of value. Elections for directors shall be by ballot. Each shareholder is entitled to cast the same number of votes as directorships available, but in no event can any shareholder vote more than once for any candidate. A shareholder shall vote his or her full block of shares with each vote cast for a director position, meaning that there shall be no cumulative voting for the election of directors. All shares standing in the name of a shareholder on the books of the corporation may be voted, subject to the terms of any subscription agreement affecting such shares.

3.5 Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten (10) days prior to the meeting.

3.6 Special meetings (all meetings other than the annual meeting) of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called at any time by the President, or the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not less than fifteen nor more than sixty days after the receipt of the request, and to give notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, within ten days of the date of request, the person or persons calling the meeting may do so.

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3.7 Business transacted at all special meetings shall be confined to the objects stated in the notice and matters germane thereto, unless all shareholders entitled to vote are present and consent.

3.8 Written notice of a special meeting of the shareholders stating the time and place and specifying the general nature of business to be transacted, shall be given to each shareholder entitled to vote thereat at least ten (10) days before such meeting unless a greater period of notice is required by statute in a particular case.

3.9 The officer or agent having charge of the transfer books shall make at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list of share ledger or transfer book, or to vote in person or by proxy at any meeting of shareholders.

ARTICLE 4 - DIRECTORS

4.1. The business of the corporation shall be managed by its Board of Directors, which shall initially be five in number. The size of the Board of Directors may be changed annually by the Board of Directors prior to the meetings of the Nominating Committee. The directors need not be residents of this State or shareholders in the corporation. The directors shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the corporation, which resignation shall be effective upon receipt by the corporation or at such subsequent time as shall be specified in the notice of resignation. Resignations need not be accepted by the corporation to be effective.

4.2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

4.3. The meetings of the Board of Directors may be held at such place within this State, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

4.4. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

4.5. Regular or special meetings of the Board may be called by the Chairman of the Board or the President on two days’ confirmed notice to each director. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner with like notice upon the written request of a majority of the directors in office.

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4.6. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the corporation.

4.7. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE 5 - COMMITTEES OF THE BOARD

5.1. The Board of Directors may, by resolution adopted by a majority of the entire Board, alter or eliminate the committees of the Board described in this Article 5 or designate one or more other committees, each committee to consist of one or more directors. Any such committee, to the extent provided in such resolution or these by-laws, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except that a committee shall not have any power or authority as to (i) the submission to shareholders of any action requiring approval of shareholders under any law adopted in lieu thereof, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of these Bylaws, (iv) the amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board, and (v) action on matters committed by the Articles of Incorporation, these Bylaws or resolution of the board of directors exclusively to another committee of the board. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Chairman of the Board or the President shall nominate directors to serve as the members of any such committee and fill any vacancy in any such committee, and shall nominate one or more directors to serve as alternate members of any such committee to act in the absence or disability of members of any such committee with all powers of such absent or disabled members. All such nominations shall be subject to approval of a majority of the entire Board. By resolution adopted by a majority of the entire Board, any such committee may be abolished at its pleasure, and any committee member may be removed from membership on such committee at any time, with or without cause.

5.2. Each committee of the Board of Directors formed pursuant to this Article 5 shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

5.3. The Board of Directors may appoint a Chairman of the Board who shall preside over all actions of the Board of Directors.

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ARTICLE 6 - OFFICERS

6.1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose such other officers as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.

6.2. The compensation of all officers of the corporation shall be determined by the Board of Directors.

6.3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified, or until their earlier death, resignation or removal. Any officer elected or appointed by the Board may be removed by the Board of Directors by the affirmative vote of a majority of the board of directors in office.

6.4. The Chief Executive Officer of the corporation shall preside at all meetings of the shareholders and directors. He or she may also, between meetings of the Board, appoint ad hoc advisory committees to the Board, which appointments shall be subject to the approval of the Board at its next meeting and, subject to approval by a majority of the Board, select the members of such committees. He or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the corporation. He or she shall be ex-officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of the Chief Executive Officer of a corporation.

6.5. The President of the corporation shall, subject to the Chief Executive Officer, have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board and the Chief Executive Officer are carried into effect, subject, however, to the right of the directors and the Chief Executive Officer to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

6.6. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

6.7. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He or she shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

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ARTICLE 7 - VACANCIES

7.1. If the office of any officer, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

7.2. Vacancies in the Board of Directors arising from a Director’s inability to complete the remaining term shall be filled by a vote of a majority of the remaining members of the Board, even though such remaining members may constitute less than a quorum, or by a sole remaining director, and each person so elected shall be a director to serve until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

ARTICLE 8 - CORPORATE RECORDS

8.1. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.

8.2. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this State or at its principal place of business.

ARTICLE 9 - SHARE CERTIFICATES, DIVIDENDS, ETC.

9.1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the Chief Executive Officer or President, and by the Secretary.

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9.2. Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

9.3. The Board of Directors may fix a time , not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only shareholders of record on the date so fixed shall be so entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees or shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

9.4. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

9.5. The Board of Directors may declare and pay distributions upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

9.6. Before payment of any distribution there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE 10 - MISCELLANEOUS PROVISIONS

10.1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

10.2. The fiscal year of the corporation shall begin on January 1 of each year.

10.3. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof by:

10.3.1. First class mail, postage prepaid, or by overnight express service, charges prepaid, to his or her postal address appearing on the books of the corporation, or, in the case of directors, supplied by him or her to the corporation for the purpose of notice. Notice pursuant to this paragraph 10.3.1 shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to such person; or

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10.3.2. Facsimile transmission, email or other electronic communication to his facsimile number or address for email or other electronic communications supplied by him to the corporation for the purpose of notice. Notice pursuant to this paragraph 10.3.2 shall be deemed to have been given to the person entitled thereto when sent.

10.3.3. If the notice pertains to a meeting it shall specify the day and hour and geographic location, if any, of the meeting, and any other information required by these Bylaws or the Articles.

10.3.4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

10.3.5. One or more persons may participate in a meeting of the Board or a committee of the Board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute being present in person at the meeting. The presence or participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholders.

10.3.6. Except as otherwise provided in the Articles or By-Laws of this corporation, any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if, prior to or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

ARTICLE 11 - ANNUAL STATEMENT

The Chief Executive Officer or President, and the Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

ARTICLE 12 - AMENDMENTS

These By-Laws may be amended or repealed by the vote of shareholders entitled to cast at least a two-thirds majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of that purpose.

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ARTICLE 13 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the maximum extent permitted by law, the Corporation shall indemnify, defend and hold harmless any director or officer of the corporation from and against any liability, cost or expense arising out of or in connection with any action or failure to act by such person if such person acted or failed to act in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. All rights under this Article shall be deemed a contract between the corporation and the director or officer of the corporation pursuant to which the corporation intends to be legally bound and each director and officer of the corporation shall be deemed to rely. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

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